Exhibit 99.1

McKESSON REPORTS FISCAL 2018 FIRST-QUARTER RESULTS

•	Revenues of $51.1 billion for the first quarter, up 3% year-over-year.

•	First-quarter GAAP earnings per diluted share from continuing operations of $1.44, down 50% year-over-year.

•	First-quarter Adjusted Earnings per diluted share of $2.46, down 22% year-over-year.

•	Raised Fiscal 2018 Outlook: GAAP earnings per diluted share from continuing operations of $7.10 to $9.00.

•	Raised Fiscal 2018 Outlook: Adjusted Earnings of $11.80 to $12.50 per diluted share.

•	Board of Directors approved raising the quarterly dividend by 21% from 28 cents to 34 cents per share.

SAN FRANCISCO, July 27, 2017 – McKesson Corporation (NYSE:MCK) today reported that revenues for the first quarter ended June 30, 2017 were $51.1 billion, up 3% compared to $49.7 billion a year ago. On the basis of U.S. generally accepted accounting principles (“GAAP”), first-quarter earnings per diluted share from continuing operations was $1.44, compared to $2.88 a year ago.

First-quarter Adjusted Earnings per diluted share was $2.46, down 22% compared to $3.15 a year ago. First-quarter results included the lapping effect of the lower profit contribution from increased price competition in our independent pharmacy business in Fiscal 2017 and weaker pharmaceutical manufacturer pricing trends in our U.S. Pharmaceutical business within our Distribution Solutions segment, and lower profit in our Technology Solutions segment driven primarily by the contribution of the majority of the businesses to Change Healthcare.

For the first quarter, McKesson generated cash from operations of $741 million, and ended the quarter with cash and cash equivalents of $2.3 billion. During the quarter, McKesson repaid $541 million in long-term debt, paid $1.5 billion for acquisitions, repurchased $250 million of its common stock, invested $118 million internally and paid $62 million in dividends. Yesterday, the Board of Directors approved an increase to the quarterly dividend from 28 cents to 34 cents per share.

“McKesson’s first-quarter operating results were consistent with our expectations,” said John H. Hammergren, chairman and chief executive officer. “We’re off to a solid start to the year and are raising our previous Fiscal 2018 Adjusted Earnings outlook to a range of $11.80 to $12.50 per diluted share. In addition, we generated strong first-quarter cash flows, which allowed us to allocate capital in line with our portfolio approach to capital deployment.”

Segment Results

Distribution Solutions revenues were $50.9 billion for the quarter, up 4% on a reported basis and 5% on a constant currency basis.

North America pharmaceutical distribution and services revenues of $43.0 billion for the quarter were up 4% on a reported basis and 5% on a constant currency basis, primarily reflecting market growth and acquisitions.

International pharmaceutical distribution and services revenues were $6.4 billion for the quarter, up 1% on a reported basis and 6% on a constant currency basis, driven by acquisitions and market growth.

Medical-Surgical distribution and services revenues were up 4% for the quarter, driven by market growth.

In the first quarter, Distribution Solutions GAAP operating profit was $713 million and GAAP operating margin was 1.40%. First-quarter adjusted operating profit was $887 million and adjusted operating margin was 1.73%, both on a constant currency basis. Adjusted operating margin excluding noncontrolling interests for the Distribution Solutions segment was 1.64% on a constant currency basis.

Technology Solutions revenues were down 83% on both a reported and constant currency basis in the first quarter, following the contribution of the majority of our Technology Solutions businesses to the Change Healthcare joint venture on March 1, 2017, and reflecting our remaining Enterprise Information Solutions business.

First-quarter GAAP loss from McKesson’s equity investment in Change Healthcare was $120 million. Adjusted income from McKesson’s equity investment in Change Healthcare was $70 million for the first quarter.

Technology Solutions GAAP operating loss was $78 million for the first quarter. Adjusted operating profit was $87 million for the first quarter, primarily reflecting our equity share of Change Healthcare’s net income.

Fiscal Year 2018 Outlook

McKesson expects GAAP earnings per diluted share between $7.10 to $9.00 for the fiscal year ending March 31, 2018, which includes the following items:

•	Amortization of acquisition-related intangibles of $2.40 to $2.70 per diluted share;

•	Acquisition-related expenses and adjustments of $1.10 to $1.30 per diluted share;

•	LIFO inventory-related adjustments include charges of 20 cents to 60 cents per diluted share;

•	Gains from antitrust legal settlements of up to 10 cents per diluted share;

•	Restructuring charges of up to 10 cents per diluted share; and

•	Other adjustments include net credits of up to 10 cents per diluted share.

McKesson expects Adjusted Earnings of $11.80 to $12.50 per diluted share for the fiscal year ending March 31, 2018.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition-related expenses and adjustments, Last-In-First-Out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring charges, and other adjustments. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Constant Currency

McKesson also presents its financial results on a constant currency basis. The company conducts business worldwide in local currencies, including the Euro, British pound and Canadian dollar. As a result, the comparability of the financial results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. Constant currency information is presented to provide a framework for assessing how the company’s business performed excluding the effect of foreign currency exchange rate fluctuations. The supplemental constant currency information of the company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

Adjusted Operating Profit Margin Excluding Noncontrolling Interests

McKesson also provides adjusted operating profit margin excluding noncontrolling interests. The company has arrangements involving third-party noncontrolling interests. As a result, pre-tax results are affected by the portion of pre-tax earnings attributable to noncontrolling interests. Adjusted operating profit margin excluding noncontrolling interests information is presented to provide a framework for assessing how the company’s business performed excluding the effect of pre-tax earnings that is not attributable to McKesson. The supplemental adjusted operating profit margin excluding noncontrolling interests information of the company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; fluctuations in foreign currency exchange rates; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition and industry consolidation; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products or services to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities; inability to realize the expected benefits from the company’s restructuring and business process initiatives; difficulties with outsourcing and similar third party relationships; risks associated with the company’s retail expansion; and the company’s inability to keep existing retail store locations or open new retail locations in desirable places. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Conference Call Details

The company has scheduled a conference call for today, Thursday, July 27th, at 8:30 AM ET. The dial-in number for individuals wishing to participate on the call is 323-794-2130. Craig Mercer, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A telephonic replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 719-457-0820 and the pass code is 3179042. An archive of the conference call will also be available on the company’s Investor Relations website at http://investor.mckesson.com.

Shareholders are encouraged to review the company’s filings with the Securities and Exchange Commission.

About McKesson Corporation

McKesson Corporation, currently ranked 5th on the FORTUNE 500, is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information technology. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful — all for the better health of patients. McKesson has been named the “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

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Contacts:

Craig Mercer, 415-983-8391 (Investors and Financial Media)

Craig.Mercer@McKesson.com

Kristin Hunter Chasen, 415-983-8974 (General and Business Media)

Kristin.Chasen@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended June 30,
	2017	2016	Change
Revenues	$51,051	$49,733	3%
Cost of sales (1)	(48,491)	(46,826)	4

Gross profit	2,560	2,907	(12)
Operating expenses	(1,964)	(1,935)	1
Gain on net asset exchange (2)	37	—	—

Total operating expenses	(1,927)	(1,935)	—

Operating income	633	972	(35)
Other income, net	13	19	(32)
Loss from equity method investment in Change Healthcare (3)	(120)	—	—
Interest expense	(68)	(79)	(14)

Income from continuing operations before income taxes	458	912	(50)
Income tax expense (4)	(95)	(239)	(60)

Income from continuing operations after tax	363	673	(46)
Income (Loss) from discontinued operations, net of tax (5)	2	(113)	(102)

Net income	365	560	(35)
Net income attributable to noncontrolling interests	(56)	(18)	211

Net income attributable to McKesson Corporation	$309	$542	(43)%

Earnings (loss) per common share attributable to McKesson Corporation (6)
Diluted
Continuing operations	$1.44	$2.88	(50)%
Discontinued operations	0.01	(0.50)	(102)

Total	$1.45	$2.38	(39)%

Basic
Continuing operations	$1.46	$2.91	(50)%
Discontinued operations	—	(0.50)	(100)

Total	$1.46	$2.41	(39)%

Dividends declared per common share	$0.28	$0.28

Weighted average common shares
Diluted	213	228	(7)%
Basic	211	225	(6)

(1)	Fiscal years 2018 and 2017 include pre-tax charges of $26 million and $47 million related to our last-in-first-out (“LIFO”) method of accounting for inventories. Fiscal year 2017 includes $142 million of net cash proceeds representing our share of antitrust legal settlements. These charges and credits are included within our Distribution Solutions segment.
(2)	Fiscal year 2018 operating expenses include a pre-tax gain of $37 million (after-tax gain of $22 million) related to the final net working capital and other adjustments from the Healthcare Technology Net Asset Exchange.
(3)	On March 1, 2017, we contributed the majority of our McKesson Technology Solutions businesses to form a joint venture, Change Healthcare.
(4)	Fiscal year 2017 includes a tax benefit of $37 million related to the amended accounting guidance on share-based compensation adopted in the first quarter of fiscal year 2017.
(5)	Fiscal year 2017 includes an after-tax loss of $113 million recognized from the 2017 first quarter sale of our Brazilian pharmaceutical distribution business within our discontinued operations.
(6)	Certain computations may reflect rounding adjustments.

Schedule 2

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended June 30, 2017								Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit	$2,560	$—	$4	$26	$—	$—	$—	$2,590	(12)%	(8)%

Operating expenses (1)	$(1,927)	$121	$(11)	$—	$—	$3	$(2)	$(1,816)	—%	2%

Other income, net	$13	$—	$—	$—	$—	$—	$—	$13	(32)%	(43)%

Income (Loss) from equity method investment in Change Healthcare	$(120)	$71	$119	$—	$—	$—	$—	$70	—%	—%

Income from continuing operations before income taxes	$458	$192	$112	$26	$—	$3	$(2)	$789	(50)%	(20)%

Income tax expense	$(95)	$(66)	$(39)	$(10)	$—	$(1)	$1	$(210)	(60)%	(16)%

Income from continuing operations, net of tax, attributable to McKesson Corporation	$307	$126	$73	$16	$—	$2	$(1)	$523	(53)%	(27)%

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (2)	$1.44	$0.60	$0.34	$0.08	$—	$0.01	$(0.01)	$2.46 (3)	(50)%	(22)%

Diluted weighted average common shares	213	213	213	213	—	213	213	213	(7)%	(7)%

	Quarter Ended June 30, 2016
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition- Related Expenses and Adjustments	LIFO Inventory- Related Adjustments	Gains from Antitrust Legal Settlements	Restructuring Charges, Net	Other Adjustments, Net	Adjusted Earnings (Non-GAAP)
Gross profit	$2,907	$2	$—	$47	$(142)	$(1)	$—	$2,813

Operating expenses	$(1,935)	$113	$46	$—	$—	$10	$(6)	$(1,772)

Other income, net	$19	$—	$4	$—	$—	$—	$—	$23

Income from continuing operations before income taxes	$912	$115	$50	$47	$(142)	$9	$(6)	$985

Income tax expense (4)	$(239)	$(36)	$(12)	$(18)	$55	$(3)	$2	$(251)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$655	$79	$38	$29	$(87)	$6	$(4)	$716

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (2)	$2.88	$0.35	$0.17	$0.12	$(0.38)	$0.03	$(0.02)	$3.15

Diluted weighted average common shares	228	228	228	228	228	228	228	228

(1)	Fiscal year 2018 operating expenses as reported under GAAP include a pre-tax gain of $37 million (after-tax gain of $22 million) related to the final net working capital and other adjustments from the Healthcare Technology Net Asset Exchange.
(2)	Certain computations may reflect rounding adjustments.
(3)	Adjusted Earnings per share on a Constant Currency basis for the first quarter of fiscal year 2018 was $2.48 per diluted share, which excludes the foreign currency exchange effect of $0.02 per diluted share.
(4)	Fiscal year 2017 includes a tax benefit of $37 million related to the amended accounting guidance on share-based compensation adopted in the first quarter of fiscal year 2017.

For more information relating to the Adjusted Earnings (Non-GAAP) and Constant Currency (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

	Quarter Ended June 30, 2017			Quarter Ended June 30, 2016			GAAP		Non-GAAP		Change
	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non- GAAP)	Foreign Currency Effects	Constant Currency	Foreign Currency Effects	Constant Currency	As Reported (GAAP)		Adjusted Earnings (Non- GAAP)		Constant Currency (GAAP)		Constant Currency (Non- GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$43,016	$—	$43,016	$41,211	$—	$41,211	$110	$43,126	$110	$43,126	4%		4%		5%		5%
International pharmaceutical distribution & services	6,382	—	6,382	6,330	—	6,330	333	6,715	333	6,715	1		1		6		6
Medical-Surgical distribution & services	1,533	—	1,533	1,468	—	1,468	—	1,533	—	1,533	4		4		4		4
Total Distribution Solutions	50,931	—	50,931	49,009	—	49,009	443	51,374	443	51,374	4		4		5		5
Technology Solutions - Products and Services	120	—	120	724	—	724	—	120	—	120	(83)		(83)		(83)		(83)
Revenues	$51,051	$—	$51,051	$49,733	$—	$49,733	$443	$51,494	$443	$51,494	3%		3%		4%		4%
GROSS PROFIT
Distribution Solutions	$2,500	$29	$2,529	$2,513	$(95)	$2,418	$59	$2,559	$59	$2,588	(1)%		5%		2%		7%
Technology Solutions	60	1	61	394	1	395	—	60	—	61	(85)		(85)		(85)		(85)
Gross profit	$2,560	$30	$2,590	$2,907	$(94)	$2,813	$59	$2,619	$59	$2,649	(12)%		(8)%		(10)%		(6)%
OPERATING EXPENSES
Distribution Solutions	$(1,798)	$140	$(1,658)	$(1,599)	$150	$(1,449)	$(56)	$(1,854)	$(54)	$(1,712)	12%		14%		16%		18%
Technology Solutions (1)	(18)	(26)	(44)	(226)	11	(215)	(1)	(19)	—	(44)	(92)		(80)		(92)		(80)
Corporate	(111)	(3)	(114)	(110)	2	(108)	—	(111)	1	(113)	1		6		1		5
Operating expenses	$(1,927)	$111	$(1,816)	$(1,935)	$163	$(1,772)	$(57)	$(1,984)	$(53)	$(1,869)	—%		2%		3%		5%
OTHER INCOME, NET
Distribution Solutions	$11	$—	$11	$14	$4	$18	$(1)	$10	$—	$11	(21)%		(39)%		(29)%		(39)%
Technology Solutions	—	—	—	—	—	—	1	1	—	—	—		—		—		—
Corporate	2	—	2	5	—	5	—	2	—	2	(60)		(60)		(60)		(60)
Other income, net	$13	$—	$13	$19	$4	$23	$—	$13	$—	$13	(32)%		(43)%		(32)%		(43)%
INCOME (LOSS) FROM EQUITY METHOD INVESTMENT IN CHANGE HEALTHCARE—Technology Solutions	$(120)	$190	$70	$—	$—	$—	$—	$(120)	$—	$70	—%		—%		—%		—%
OPERATING PROFIT
Distribution Solutions	$713	$169	$882	$928	$59	$987	$2	$715	$5	$887	(23)%		(11)%		(23)%		(10)%
Technology Solutions (1)	(78)	165	87	168	12	180	—	(78)	—	87	(146)		(52)		(146)		(52)
Operating profit	635	334	969	1,096	71	1,167	2	637	5	974	(42)		(17)		(42)		(17)
Corporate	(109)	(3)	(112)	(105)	2	(103)	—	(109)	1	(111)	4		9		4		8
Income from continuing operations before interest expense and income taxes	$526	$331	$857	$991	$73	$1,064	$2	$528	$6	$863	(47)%		(19)%		(47)%		(19)%
STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.40%		1.73%	1.89%		2.01%		1.39%		1.73%	(49	) bp	(28	) bp	(50	) bp	(28	) bp
Adjusted operating profit excluding noncontrolling interests as a % of revenues
Distribution Solutions (2)			1.64%			2.00%				1.64%			(36	) bp			(36	) bp

(1)	Fiscal year 2018 operating expenses as reported under GAAP include a pre-tax gain of $37 million (after-tax gain of $22 million) related to the final net working capital and other adjustments from the Healthcare Technology Net Asset Exchange.
(2)	Our Distribution Solutions segment’s noncontrolling interests primarily include the third-party equity interests related to Vantage Oncology Holdings, LLC and ClarusONE Sourcing Services LLP.

For more information relating to the Adjusted Earnings (Non-GAAP), Constant Currency (Non-GAAP) and Adjusted Operating Profit Margin Excluding Noncontrolling Interests (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended June 30, 2017				Quarter Ended June 30, 2016
	Distribution Solutions	Technology Solutions	Corporate	Total	Distribution Solutions	Technology Solutions	Corporate	Total
As Reported (GAAP):
Revenues	$50,931	$120	$—	$51,051	$49,009	$724	$—	$49,733

Income from continuing operations before interest expense and income taxes (1) (2)	$713	$(78)	$(109)	$526	$928	$168	$(105)	$991

Pre-Tax Adjustments:
Amortization of acquisition-related intangibles	$121	$71	$—	$192	$106	$9	$—	$115
Acquisition-Related Expenses and Adjustments	19	94	(1)	112	44	4	2	50
LIFO Inventory-Related Adjustments	26	—	—	26	47	—	—	47
Gains from Antitrust Legal Settlements	—	—	—	—	(142)	—	—	(142)
Restructuring Charges, Net	3	—	—	3	10	(1)	—	9
Other Adjustments, Net	—	—	(2)	(2)	(6)	—	—	(6)

Total pre-tax adjustments	$169	$165	$(3)	$331	$59	$12	$2	$73

Adjusted Earnings (Non-GAAP):
Revenues	$50,931	$120	$—	$51,051	$49,009	$724	$—	$49,733

Income from continuing operations before interest expense and income taxes (2)	$882	$87	$(112)	$857	$987	$180	$(103)	$1,064

(1)	Fiscal year 2018 operating expenses as reported under GAAP include a pre-tax gain of $37 million (after-tax gain of $22 million) related to the final net working capital and other adjustments from the Healthcare Technology Net Asset Exchange.
(2)	Fiscal year 2018 includes our proportionate share of income or loss from Change Healthcare.

For more information relating to the Adjusted Earnings (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	June 30,	March 31,
	2017	2017
ASSETS
Current Assets
Cash and cash equivalents	$2,339	$2,783
Receivables, net	19,132	18,215
Inventories, net	15,498	15,278
Prepaid expenses and other	728	672

Total Current Assets	37,697	36,948
Property, Plant and Equipment, Net	2,349	2,292
Goodwill	11,750	10,586
Intangible Assets, Net	4,238	3,665
Equity Method Investment in Change Healthcare	3,855	4,063
Other Noncurrent Assets	1,927	3,415

Total Assets	$61,816	$60,969

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities
Drafts and accounts payable	$32,015	$31,022
Short-term borrowings	3	183
Deferred revenue	279	346
Current portion of long-term debt	525	1,057
Other accrued liabilities	2,977	3,004

Total Current Liabilities	35,799	35,612
Long-Term Debt	7,424	7,305
Long-Term Deferred Tax Liabilities	3,752	3,678
Other Noncurrent Liabilities	1,938	1,774

Redeemable Noncontrolling Interests	1,390	1,327

McKesson Corporation Stockholders’ Equity	11,303	11,095
Noncontrolling Interests	210	178

Total Equity	11,513	11,273

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$61,816	$60,969

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Quarter Ended June 30,
	2017	2016
OPERATING ACTIVITIES
Net income	$365	$560
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	227	242
Other deferred taxes	85	31
LIFO charges	26	47
Loss from equity method investment in Change Healthcare	120	—
Loss (gain) from sale of businesses	(1)	113
Other non-cash items	8	29
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(363)	(300)
Inventories	(59)	(121)
Drafts and accounts payable	463	1,549
Deferred revenue	(73)	(113)
Taxes	(18)	95
Other	(39)	(273)

Net cash provided by operating activities	741	1,859

INVESTING ACTIVITIES
Property acquisitions	(75)	(76)
Capitalized software expenditures	(43)	(38)
Acquisitions, net of cash and cash equivalents acquired	(1,485)	(1,819)
Proceeds from/(payments for) sale of businesses, net	3	(101)
Restricted cash for acquisitions	1,469	935
Other	2	(55)

Net cash used in investing activities	(129)	(1,154)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	2,282	7
Repayments of short-term borrowings	(2,463)	(14)
Repayments of long-term debt	(541)	(1)
Common stock transactions:
Issuances	27	36
Share repurchases, including shares surrendered for tax withholding	(300)	(58)
Dividends paid	(62)	(66)
Other	(74)	14

Net cash used in financing activities	(1,131)	(82)

Effect of exchange rate changes on cash and cash equivalents	75	(12)

Net increase (decrease) in cash and cash equivalents	(444)	611
Cash and cash equivalents at beginning of period	2,783	4,048

Cash and cash equivalents at end of period	$2,339	$4,659

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company’s financial results as determined by generally accepted accounting principles (“GAAP”), McKesson Corporation (the “Company” or “we”) also presents the following Non-GAAP measures in this press release. The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

•	Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, acquisition-related expenses and adjustments, Last-In-First-Out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, restructuring charges, other adjustments as well as the related income tax effects for each of these items, as applicable. The Company evaluates its definition of Adjusted Earnings on a periodic basis and updates the definition from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Adjusted Earnings. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings (Non-GAAP) is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Amortization of acquisition-related intangibles - Amortization expenses of intangible assets directly related to business combinations and/or the formation of joint ventures and equity method investments.

Acquisition-related expenses and adjustments - Transaction, integration and other expenses that are directly related to business combinations, the formation of joint ventures and the Healthcare Technology Net Asset Exchange. Examples include transaction closing costs, professional service fees, legal fees, restructuring or severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts entered into directly due to acquisitions, gains or losses on business combinations, and gain on the Healthcare Technology Net Asset Exchange.

LIFO inventory-related adjustments - LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring charges - Non-acquisition related restructuring charges that are incurred for significant programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, and/or Company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which includes normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our Adjusted Earnings from time to time. While not all-inclusive, other adjustments may include: gains or losses from divestitures of businesses that do not qualify as discontinued operations and from dispositions of assets; asset impairments; adjustments to claim and litigation reserves for estimated probable losses; and other similar substantive and/or infrequent items as deemed appropriate.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

Additionally, our equity method investments’ financial results are adjusted for the above noted items.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•	Constant Currency (Non-GAAP): To present our financial results on a constant currency basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per diluted share on a constant currency basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental constant currency information of the Company’s GAAP financial results and Adjusted Earnings (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

•	Adjusted Operating Profit Margin Excluding Noncontrolling Interests (Non-GAAP): The Company has arrangements involving third-party noncontrolling interests. As a result, our pre-tax results are affected by the portion of pre-tax earnings attributable to noncontrolling interests. To provide additional useful information to investors, we present adjusted operating profit margin excluding noncontrolling interests for our Distribution Solutions segment. We believe such information provides a framework for assessing how our business performed excluding the effect of pre-tax earnings that is not attributable to McKesson. We calculate adjusted operating profit excluding noncontrolling interests by removing pre-tax earnings attributable to noncontrolling interests from adjusted operating profit (Non-GAAP). Adjusted operating profit margin excluding noncontrolling interests is calculated by dividing the adjusted operating profit excluding noncontrolling interests with the applicable segment’s revenues. This information is supplemental to the Company’s GAAP financial results and is provided in Schedule 3 of this document.

The Company internally uses Non-GAAP financial measures in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. The Company conducts its business worldwide in local currencies, including Euro, British pound sterling and Canadian dollars. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present constant currency information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. In addition, the Company has arrangements involving third party noncontrolling interests. As a result, our pre-tax results are affected by the portion of pre-tax earnings attributable to noncontrolling interests. We present adjusted operating profit margin excluding noncontrolling interests to provide a framework for assessing how our business performed excluding the effect of net income that is not attributable to McKesson. Nonetheless, Non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.